Exhibit T3A.1

Form 11 Articles of Continuance Canada Business Corporations Act (CBCA) (s. 187)	Formulaire 11 Clauses de prorogation Loi canadienne sur les sociétés par actions (LCSA) (art. 187)

1	Corporate name Dénomination sociale COMPTON PETROLEUM FINANCE CORPORATION

2	The province or territory in Canada where the registered office is situated La province ou le territoire au Canada où est situé le siége social AB

3

The classes and the maximum number of shares that the corporation is authorized to issue

Catégories et le nombre maximal d’actions que la société est autorisée á émettre

The Corporation is authorized to issue an unlimited number of one class of shares, designated as “Common Shares”.

4	Restrictions on share transfers Restrictions sur le transfert des actions None

5	Minimum and maximum number of directors Nombre minimal et maximal d’ administrateurs Min. 3 Max. 9

6	Restrictions on the business the corporation may carry on Limites imposées à l’activité commerciale de la société None

7	(1) If change of name effected, previous name S’il y a changement de dénomination sociale, indiquer la dénomination sociale antérieure COMPTON PETROLEUM FINANCE CORPORATION

(2) Details of incorporation Détails de la constitution Incorporated under the Business Corporations Act (Alberta) on September 28, 2004.

8	Other Provisions Autres dispositions See attached schedule / Voir l’annexe ci-jointe

9

Declaration: I certify that I am a director or an officer of the company continuing into the CBCA.

Déclaration: J’atteste que je suis un administrateur ou un dirigeant de la société se prorogeant sous le régime de la

LCSA.

Original signed by / Original signé par

C.W. Leigh Cassidy
C.W. Leigh Cassidy

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Nota: Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ ou d’un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

IC 3247 (2008/04)

Schedule / Annexe

Other Provisions / Autres dispositions

Subject to the Canada Business Corporations Act, the directors may, appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors.